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                                                                      Exhibit 21








                              UtiliCorp United Inc.
                                  Subsidiaries
                         1993 Annual Report on Form 10-K



                                                      Jurisdiction of
       Subsidiary                                      Incorporation
       ----------                                     ---------------

West Kootenay Power Ltd.                      Province of British Columbia

UtilCo Group Inc.                                       Delaware

Aquila Energy Corporation                               Delaware